Exhibit 99.1

CENTRAL EUROPEAN DISTRIBUTION CORPORATION REPORTS FINANCIAL RESULTS FOR THE FISCAL QUARTER ENDED JUNE 30, 2006; OPERATING INCOME INCREASES 195%

Bala Cynwyd, Pennsylvania, August 2, 2006: Central European Distribution Corporation (CEDC) today announced financial results for the second quarter ended June 30, 2006. Unaudited net sales for the three-month period ended June 30, 2006 increased 35% to $222 million, from $164 million for the same period in 2005. Unaudited operating income increased 195% to $22.0 million for the three month period ended June 30, 2006, from $7.5 million for the same period in 2005.

CEDC’s comparable non-GAAP net income for the three-month period ended June 30, 2006 was $9.6 million or $0.27 per fully diluted share as compared to $5.6 million or $0.22 per fully diluted share for the three month period ended June 30, 2005. Net income on a GAAP bases for the three month period ended June 30, 2006 was $109,000 or $0.00 per fully diluted share as compared to $5.6 million or $0.22 per fully diluted share for the three month period ended June 30, 2005. The major difference between the U.S. GAAP net income and comparable non GAAP net income reflects unrealized foreign exchange movements from our Senior Secured Notes. For a complete reconciliation of comparable earnings to earnings reported under United States Generally Accepted Accounting Principles (“GAAP”), please see the section “Unaudited Reconciliation of Non- GAAP Measures.”

Highlights for the second quarter compared to the same quarter last year, were as follows:

•	Net sales up 35% to $222 million

•	Gross profit margins up 62%, from 13% to 21%

•	Operating income up 195% to $22.0 million

•	EBITDA up 206% to $25.6 million

•	Quarterly Cash Flow from operations of $30.5 million

Mr. William Carey, CEO and President, said, “We had another strong quarter of operating performance delivering record cash flow of $30.5 million and operating profit of $22.0 million for the quarter. The underlying profit drivers were an improved gross margin and a reduction in SG&A expense (12% reduction) as a percentage of sales from the first quarter.”

Mr. Carey continued, “We continue to see rapid consolidation in the wholesale trade in Poland and are working diligently to make distributor acquisitions of $65 million of annualized revenue before the end of the year. We also see significant acquisition opportunities in the spirit sector within Central Europe in which we currently have taken the first step with the acquisition of Bols Hungary and the Royal Vodka brand. We have also solidified relationships in our existing key export markets with new export agreements that take effect from July 2006.”

The weighted average number of shares used for calculating diluted earnings per share for the second quarter 2006 was 36,029,000 compared to 25,675,000 for the second quarter of 2005.

CEDC has reported net income and diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income, as well as the non-GAAP measure EBITDA. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization and other financial income and expenses. EBITDA is presented because management believes it provides additional information with respect to the performance of CEDC. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A complete reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world.

CEDC is also the leading distributor and the leading importer of alcoholic beverages in Poland. CEDC operates 15 distribution centers and 76 satellite branches throughout Poland. CEDC imports many of the world’s leading brands to Poland, including brands such as Rémy Martin, Jagermeister, Metaxa, Jim Beam, Sauza Tequila, Grant’s, E&J Gallo, Sutter Home, Torres, Penfolds and Concha y Toro wines, Corona, Foster’s, and Guinness Stout beers and Evian.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements, expressed or implied, by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2005, and in other periodic reports filed by CEDC with the Securities and Exchange Commission.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2006	December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$99,745	$60,745
Short term financial assets	2,511	4,269
Accounts receivable, net of allowance for doubtful accounts of $22,074 and $22,851 respectively	136,469	188,029
Inventories	68,631	73,411
Prepaid expenses and other current assets	24,182	19,198
Deferred income taxes	6,054	5,847

Total Current Assets	337,592	351,499

Trademarks, net	324,511	316,821
Goodwill, net	375,928	372,664
Equipment, net	38,616	39,784
Deferred income taxes	3,012	2,361
Other assets	2,979	1,343

Total Assets	$1,082,638	$1,084,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$88,636	$112,838
Bank loans and overdraft facilities	30,954	26,747
Income taxes payable	2,239	672
Taxes other than income taxes	56,383	59,387
Other accrued liabilities	52,632	62,577
Current portions of obligations under capital leases	3,563	3,328

Total Current Liabilities	234,407	265,549

Long-term debt, less current maturities	8	9
Long-term obligations under capital leases	259	1,455
Long-term obligations under Senior Secured Notes	380,488	367,575
Deferred income taxes	61,303	59,805

Total Long Term Liabilities	442,058	428,844

Minority interests	19,366	15,137

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 35,931,461 and 23,885,245 shares issued at June 30, 2006 and December 31, 2005, respectively)	359	239
Additional paid-in-capital	297,995	296,574
Retained earnings	80,558	72,634
Accumulated other comprehensive income	8,044	5,645
Less Treasury Stock at cost (246,038 and 164,025 shares at June 30, 2006 and December 31, 2005 respectively)	(150)	(150)

Total Stockholders’ Equity	386,807	374,942

Total Liabilities and Stockholders’ Equity	$1,082,638	$1,084,472

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share information)

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales	$280,032	$164,249	$519,509	$314,251
Excise taxes	(58,003)	—	(107,363)	—
Net Sales	222,029	164,249	412,146	314,251
Cost of goods sold	176,250	143,342	328,906	273,663

Gross Profit	45,779	20,907	83,240	40,588

Operating expenses	23,748	13,432	46,637	26,367

Operating Income	22,031	7,475	36,603	14,221

Non operating income / (expense), net
Interest income / (expense), net	(7,856)	(532)	(15,915)	(1,387)
Other financial income / (expense), net	(11,414)	29	(7,591)	(64)
Other non operating income / (expense), net	166	(60)	1,477	(112)

Income before taxes	2,927	6,912	14,574	12,658

Income tax expense	557	1,312	2,421	2,438

Minority interests	2,261	—	4,229	—

Net income	$109	$5,600	$7,924	$10,220

Net income per share of common stock, basic	$0.00	$0.22	$0.23	$0.41

Net income per share of common stock, diluted	$0.00	$0.22	$0.23	$0.40

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CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

Amounts in columns expressed in thousands

	Six months ended June 30,
	2006	2005
Operating Activities
Net income	$7,924	$10,220
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	5,524	1,985
Deferred income taxes	(652)	(225)
Other non cash	541	349
Minority interests	4,230	—
Changes in operating assets and liabilities:
Accounts receivable	55,699	21,423
Inventories	6,408	9,906
Prepayments and other current assets	(4,592)	1,186
Trade accounts payable	(27,027)	(22,550)
Income and other taxes	(2,942)	(792)
Other accrued liabilities and other	(4,949)	(3,755)

Net Cash provided by Operating Activities	40,164	17,747

Investing Activities
Investment in fixed assets	(3,359)	(1,034)
Proceeds from the disposal of equipment	362	1,321
Acquisitions of subsidiaries, net of cash acquired	(1,870)	(2,004)

Net Cash Used In Investing Activities	(4,867)	(1,717)

Financing Activities
Borrowings on bank loans and overdraft facility	19,381	—
Payment of bank loans and overdraft facility	(15,774)	(5,176)
Payment of long-term borrowings	(1)	(102)
Proceeds from sales of financial assets, net	1,865	—
Payment of capital leases	(1,081)	(1,078)
Hedge payment	(4,677)	—
Options exercised	1,310	2,115

Net Cash provided by Financing Activities	1,023	(4,241)

Effect of change rate changes on cash and cash equivalents	2,680	(3,783)
Net Increase in Cash during the period	39,000	8,006
Cash and cash equivalents at beginning of period	60,745	10,491

Cash and cash equivalents at end of period	$99,745	$18,497

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$161	$521
Capital leases	$978	$606

Supplemental disclosures of cash flow information
Interest paid	$17,570	$1,691
Income tax paid	$3,962	$2,707

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CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005		2006	2005
GAAP net income/(loss)	$109	$5,600		$7,924	$10,220

Foreign exchange impact and hedge revaluation	9,245	(29	)(A)	6,148	64	(A)
Impact of expensing stock options	261	—	(B)	457	—	(B)

Comparable non-GAAP net income	$9,615	$5,571		$14,529	$10,284
Comparable net income per share of common stock, basic	$0.27	$0.22		$0.41	$0.41
Comparable net income per share of common stock, diluted	$0.27	$0.22		$0.40	$0.40

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005		2006	2005
GAAP net income/(loss)	$109	$5,600		$7,924	$10,220

Income Tax	557	1,312		2,420	2,438
Net Interest Expense	7,856	532		15,915	1,387
Net Other Financial Expense/(Income)	11,414	(29)		7,590	64
Depreciation and Amortization	3,455	973		5,524	1,985
Minority Interest	2,261	—		4,230	—

EBITDA, adjusted for minority interest	$25,652	$8,388		$43,603	$16,094

Change in working capital and accruals	23,130	11,703		19,484	5,418
Financing Charges	(19,272)	(503)		(23,505)	(1,451)
Non cash expenses	164	95		541	349
Changes in tax accruals	812	(1,265)		41	(2,663)

Net cash provided by Operating Activities	$30,486	$18,418		$40,164	$17,747

(A)	Represents the net after tax impact of the foreign currency revaluation of the Senior Secured Notes and mark to market revaluation of financing related hedges.
(B)	On January 1, 2006, the Company adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.

Contact:

James Archbold

Director of Investor Relations

Central European Distribution Corporation

610-660-7817

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